Exhibit 99.1

NEWS RELEASE

For more information, contact:
Debra J. Richardson, Sr. Vice President
(515) 273-3551, drichardson@american-equity.com
John M. Matovina, Vice Chairman
(515) 457-1813, jmatovina@american-equity.com
D. J. Noble, Chairman
(515) 457-1705, dnoble@american-equity.com
Julie L. LaFollette, Investor Relations
(515) 273-3602, jlafollette@american-equity.com

FOR IMMEDIATE RELEASE August 1, 2007

American Equity Reports Second Quarter 2007 Earnings

WEST DES MOINES, Iowa (August 1, 2007) – American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of fixed rate and index annuities, today reported 2007 second quarter operating income1 of $16.3 million, or $0.28 per diluted common share, compared to second quarter 2006 operating income of $18.0 million, or $0.30 per diluted common share.  Performance results for the second quarter of 2007 include:

▪	Annuity sales of $622.5 million
▪	Year-to-date aggregate gross spread on annuity reserves of 2.71%
▪	Record investment earnings of $175.7 million
▪	Guaranteed income benefit rider added to a majority of new index annuity products
▪	Repurchase of 350,000 shares of AEL common stock to fund NMO deferred compensation obligations

Second quarter 2007 net income was $24.6 million or $0.41 per diluted common share compared to $42.9 million or $0.71 per diluted common share for the same period in 2006.  Net income in the second quarter of 2006 was positively impacted by a $24.3 million change in fair value of embedded derivative within the Company’s convertible debt under SFAS 133.

1 In addition to net income, American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance.  Operating income equals net income adjusted to eliminate the impact of (i) net realized gains and losses on investments; and (ii) the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, American Equity believes a measure excluding their impact is useful in analyzing operating trends.  American Equity believes the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of American Equity’s underlying results and profitability.  A reconciliation of net income to operating income is provided in the accompanying tables.

GROSS SPREAD RETURNS TO EXPECTED LEVEL

The aggregate gross spread of investment yield over cost of money on all AEL annuity products for the first six months of 2007 was 2.71%, compared to 2.67% for the same period in 2006.  By product category, spreads in the first six months of 2007 were 2.75% on index annuities, 2.82% on annually adjustable fixed rate annuities and 1.87% on multi-year rate guaranteed annuities.  As previously reported, AEL’s spread on its index annuity reserves was compressed during the first quarter of 2007 primarily as a result of an increase in the cost of the money associated with index credit hedging.  This increase was largely eliminated in the second quarter of 2007, reflecting positive hedging results.   During the second quarter of 2007, both index annuities and annually adjustable fixed rate annuities earned a gross spread of 2.82%.
The improvement in spread in the second quarter of 2007 was also driven in part by the increase to 6.11% in the yield earned on invested assets compared to the 6.06% in the first quarter of 2007.  This increase resulted from higher commercial mortgage prepayment income in the second quarter as well as an improvement in the yields at which new money was invested during the first six months of 2007.  Investment income totaled $175.7 million for the second quarter of 2007 compared to $169.2 million for the same period in 2006, with total invested assets reaching $12.1 billion at June 30, 2007.   The credit quality of the assets remains very high, with 99% of fixed income securities rated investment grade, no securities on the Company’s watch list of bonds with potential credit issues, and negligible exposure to sub-prime mortgages.

YEAR-TO-DATE SALES MOMENTUM
Sales of new annuity products in the second quarter of 2007 totaled $622.5 million, a 20% increase over second quarter 2006 sales of $517.7 million and a 40% increase over first quarter 2007 sales of $444.5 million.   The Company attributes the sales momentum to the reinstatement of its “A-” (Excellent) rating from A.M. Best Company as well as previously announced 2007 product initiatives and agent incentives.  The Company believes it continues to offer agents and policyholders the best service in the industry, which has been a source of its competitive strength in the fixed rate and index annuity market for many years.   Commented Dave J. Noble, Chairman, CEO and President of AEL, “Our commitment to providing a very high level of service to policyholders and agents is a reflection of our commitment to high quality in sales practices and market conduct.  In the long run, our success will be defined by the satisfaction of our policyholders, agents and shareholders.  As a management team we work continuously to strike the right balance among the needs and expectations of each of these three groups.”

INCREASE IN OTHER OPERATING COSTS AND EXPENSES

Other operating costs and expenses increased to $14.1 million in the second quarter of 2007 compared to $9.9 million for the same period in 2006.   This increase arose primarily from legal fees and the related costs of defense of two lawsuits each of which were filed as potential class actions, although neither has been certified as a class action.  While, in the opinion of management, no litigation pending against AEL represents a material risk of loss, the Company is committed to asserting a vigorous defense on its own behalf and on behalf of the annuity industry.   “The cost of defense in litigation is outrageous but necessary”, commented Mr. Noble.  “We will confront head on the allegations of lawyers attacking our products or our sales practices.  We believe we are in the right and we fully intend to prove it.  Then we’ll move on to more productive and profitable endeavors.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties.  Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements.  Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the Company’s Form 10-K filed with the Securities and Exchange Commission.   Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements.  There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect our results of operations.  Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL

American Equity will hold a conference call to discuss second quarter 2007 earnings on Thursday, August 2, 2007, at 10 a.m. CDT.   The conference call will be webcast live on the Internet.  Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.  The call may also be accessed by telephone at 866-831-6234, passcode 15555774 (international callers, please dial 617-213-8854).   An audio replay will be available shortly after the call on AEL’s web site.  An audio replay will also be available via telephone through August 16, 2007 by calling 888-286-8010, passcode 32016681 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY
Founded in 1995, American Equity Investment Life Holding Company is a full-service underwriter of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed-rate and index annuities. The company has approximately 290 employees and approximately 52,000 agents selling its products in 50 states and District of Columbia.  The Company’s headquarters are located at 5000 Westown Parkway, West Des Moines, Iowa, 50266.  The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa, 50325.

###

American Equity Investment Life Holding Company

Net Income/Operating Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Dollars in thousands, expect per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,190	$3,211	$6,247	$6,735
Annuity and single premium universal life product charges	11,453	10,740	20,447	18,340
Net investment income	175,719	169,182	345,077	331,567
Realized gains on investments	17	331	596	289
Change in fair value of derivatives	98,986	(61,582)	90,464	(12,254)
Total revenues	289,365	121,882	462,831	344,677

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,097	2,269	4,030	4,667
Interest credited to account balances	168,141	101,845	284,094	185,453
Amortization of deferred sales inducements	14,184	6,737	18,545	15,675
Change in fair value of embedded derivatives	405	(111,321)	(6,226)	(48,557)
Interest expense on notes payable	4,057	6,528	8,139	13,814
Interest expense on subordinated debentures	5,614	5,402	11,203	10,320
Interest expense on amounts due under repurchase agreements	3,060	8,532	7,078	14,331
Amortization of deferred policy acquisition costs	40,289	25,363	57,858	56,118
Other operating costs and expenses	14,083	9,931	25,494	20,111
Total benefits and expenses	251,930	55,286	410,215	271,932

Income before income taxes	37,435	66,596	52,616	72,745
Income tax expense	12,846	23,685	18,100	25,861
Net income	24,589	42,911	34,516	46,884
Net realized (gains) losses on investments	(11)	(214)	(385)	(187)
Net effect of SFAS 133	(8,251)	(24,746)	(2,671)	(11,008)

Operating income (a)	$16,327	$17,951	$31,460	$35,689

Earnings per common share	$0.43	$0.77	$0.61	$0.84
Earnings per common share - assuming dilution	$0.41	$0.71	$0.58	$0.78
Operating income per common share (a)	$0.29	$0.32	$0.55	$0.64
Operating income per common share - assuming dilution (a)	$0.28	$0.30	$0.53	$0.60

Weighted average common shares outstanding (in thousands):
Earnings per common share	57,122	55,644	56,909	55,599
Earnings per common share - assuming dilution	60,309	60,655	60,342	60,727

American Equity Investment Life Holding Company

Operating Income
Three months ended June 30, 2007 (Unaudited)

		Adjustments		Operating
	As Reported	Realized Gains	SFAS 133	Income (a)
		(Dollars in thousands, except per share data)
Reserves:
Traditional life and accident and health insurance premiums	$3,190	$-	$-	$3,190
Annuity and single premium universal life product charges	11,453	-	-	11,453
Net investment income	175,719	-	-	175,719
Realized gains on investments	17	(17)	-	-
Change in fair value of derivatives	98,986	-	(30,165)	68,821
Total revenues	289,365	(17)	(30,165)	259,183

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,097	-	-	2,097
Interest credited to account balances	168,141	-	-	168,141
Amortization of deferred sales inducements	14,184	-	(5,060)	9,124
Change in fair value of embedded derivatives	405	-	(405)	-
Interest expense on notes payable	4,057	-	(264)	3,793
Interest expense on subordinated debentures	5,614	-	-	5,614
Interest expense on amounts due under repurchase agreements	3,060	-	-	3,060
Amortization of deferred policy acquisition costs	40,289	-	(11,884)	28,405
Other operating costs and expenses	14,083	-	-	14,083
Total benefits and expenses	251,930	-	(17,613)	234,317

Income before income taxes	37,435	(17)	(12,552)	24,866
Income tax expense	12,846	(6)	(4,301)	8,539

Net income	$24,589	$(11)	$(8,251)	$16,327

Earnings per common share	$0.43			$0.29
Earnings per common share - assuming dilution	$0.41			$0.28

(a) In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, and the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives.
Because these items fluctuate from quarter to quarter quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor's understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement

June 30, 2007

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2007	December 31, 2006
	(Unaudited)
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value	$4,623,126	$4,177,029
Held for investment, at amortized cost	5,226,441	5,128,146
Equity securities, available for sale, at fair value	78,949	45,512
Mortgage loans on real estate	1,771,625	1,652,757
Derivative instruments	412,289	381,601
Policy loans	428	419
Total investments	12,112,858	11,385,464

Cash and cash equivalents	22,243	29,949
Coinsurance deposits—related party	1,772,761	1,841,720
Accrued investment income	73,384	68,323
Deferred policy acquisition costs	1,183,229	1,088,890
Deferred sales inducements	506,608	427,554
Deferred income taxes	83,630	73,831
Other assets	45,965	74,392
Total assets	$15,800,678	$14,990,123

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
 (Dollars in thousands)

	June 30, 2007	December 31, 2006
	(Unaudited)
Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$14,001,669	$13,207,931
Other policy funds and contract claims	122,353	128,579
Other amounts due to related parties	45,077	45,504
Notes payable	264,848	266,383
Subordinated debentures	268,298	268,489
Amounts due under repurchase agreements	396,570	385,973
Other liabilities	100,160	92,198
Total liabilities	15,198,975	14,395,057

Stockholders’ equity:
Common stock	53,862	53,501
Additional paid-in capital	388,917	389,644
Accumulated other comprehensive loss	(66,282)	(38,769)
Retained earnings	225,206	190,690
Total stockholders’ equity	601,703	595,066
Total liabilities and stockholders’ equity	$15,800,678	$14,990,123

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Traditional life and accident and health insurance premiums	$3,190	$3,211	$6,247	$6,735
Annuity and single premium universal life product charges	11,453	10,740	20,447	18,340
Net investment income	175,719	169,182	345,077	331,567
Realized gains on investments	17	331	596	289
Change in fair value of derivatives	98,986	(61,582)	90,464	(12,254)
Total revenues	289,365	121,882	462,831	344,677

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,097	2,269	4,030	4,667
Interest credited to account balances	168,141	101,845	284,094	185,453
Amortization of deferred sales inducements	14,184	6,737	18,545	15,675
Change in fair value of embedded derivatives	405	(111,321)	(6,226)	(48,557)
Interest expense on notes payable	4,057	6,528	8,139	13,814
Interest expense on subordinated debentures	5,614	5,402	11,203	10,320
Interest expense on amounts due under repurchase agreements	3,060	8,532	7,078	14,331
Amortization of deferred policy acquisition costs	40,289	25,363	57,858	56,118
Other operating costs and expenses	14,083	9,931	25,494	20,111
Total benefits and expenses	251,930	55,286	410,215	271,932

Income before income taxes	37,435	66,596	52,616	72,745
Income tax expense	12,846	23,685	18,100	25,861
Net income	$24,589	$42,911	$34,516	$46,884

Earnings per common share	$0.43	$0.77	$0.61	$0.84
Earnings per common share - assuming dilution (a)	$0.41	$0.71	$0.58	$0.78
Weighted average common shares outstanding (in thousands):
Earnings per common share	57,122	55,644	56,909	55,599
Earnings per common share - assuming dilution	60,309	60,655	60,342	60,727

(a)
The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust.  The after tax cost of such interest was $262 for the three months ended June 30, 2007, $266 for the three months ended June 30, 2006, $528 for the six months ended June 30, 2007 and $536 for the six months ended June 30, 2006.

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Operating Income
Six months ended June 30, 2007 (Unaudited)

	As Reported	Realized Gain Adjustments	SFAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$6,247	$–	$–	$6,247
Annuity and single premium universal life product charges	20,447	–	–	20,447
Net investment income	345,077	–	–	345,077
Realized gains on investments	596	(596)	–	–
Change in fair value of derivatives	90,464	–	(3,781)	86,683
Total revenues	462,831	(596)	(3,781)	458,454

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	4,030	–	–	4,030
Interest credited to account balances	284,094	–	–	284,094
Amortization of deferred sales inducements	18,545	–	(1,673)	16,872
Change in fair value of embedded derivatives	(6,226)	–	6,226	–
Interest expense on notes payable	8,139	–	(526)	7,613
Interest expense on subordinated debentures	11,203	–	–	11,203
Interest expense on amounts due under repurchase agreements	7,078	–	–	7,078
Amortization of deferred policy acquisition costs	57,858	–	(3,797)	54,061
Other operating costs and expenses	25,494	–	–	25,494
Total benefits and expenses	410,215	–	230	410,445

Income before income taxes	52,616	(596)	(4,011)	48,009
Income tax expense	18,100	(211)	(1,340)	16,549
Net income	$34,516	$(385)	$(2,671)	$31,460

Earnings per common share	$0.61			$0.55
Earnings per common share – assuming dilution	$0.58			$0.53

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments and the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration or gains recognized upon early termination	$201,572	$–	$201,572
Cost of money for index annuities	(115,003)	–	(115,003)
Change in the difference between fair value and remaining option cost at beginning and end of period	3,895	(3,781)	114
	$90,464	$(3,781)	$86,683

Index credits included in interest credited to account balances	$205,546	$205,546

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Operating Income
Three months ended June 30, 2007 (Unaudited)

	As Reported	Realized Gain Adjustments	SFAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,190	$–	$–	$3,190
Annuity and single premium universal life product charges	11,453	–	–	11,453
Net investment income	175,719	–	–	175,719
Realized gains on investments	17	(17)	–	–
Change in fair value of derivatives	98,986	–	(30,165)	68,821
Total revenues	289,365	(17)	(30,165)	259,183

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,097	–	–	2,097
Interest credited to account balances	168,141	–	–	168,141
Amortization of deferred sales inducements	14,184	–	(5,060)	9,124
Change in fair value of embedded derivatives	405	–	(405)	–
Interest expense on notes payable	4,057	–	(264)	3,793
Interest expense on subordinated debentures	5,614	–	–	5,614
Interest expense on amounts due under repurchase agreements	3,060	–	–	3,060
Amortization of deferred policy acquisition costs	40,289	–	(11,884)	28,405
Other operating costs and expenses	14,083	–	–	14,083
Total benefits and expenses	251,930	–	(17,613)	234,317

Income before income taxes	37,435	(17)	(12,552)	24,866
Income tax expense	12,846	(6)	(4,301)	8,539
Net income	$24,589	$(11)	$(8,251)	$16,327

Earnings per common share	$0.43			$0.29
Earnings per common share – assuming dilution	$0.41			$0.28

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments and the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration or gains recognized upon early termination	$128,629	$–	$128,629
Cost of money for index annuities	(59,864)	–	(59,864)
Change in the difference between fair value and remaining option cost at beginning and end of period	30,221	(30,165)	56
	$98,986	$(30,165)	$68,821
Index credits included in interest credited to account balances	$128,425	$128,425

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Operating Income/Net Income
Quarterly Summary – Most Recent 5 Quarters (Unaudited)

	Q2 2007	Q1 2007	Q4 2006	Q3 2006	Q2 2006
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,190	$3,057	$3,574	$3,313	$3,211
Annuity and single premium universal life product charges	11,453	8,994	10,376	10,756	10,740
Net investment income	175,719	169,358	172,799	173,272	169,182
Change in fair value of derivatives	68,821	17,862	38,880	(5,992)	7,474
Total revenues	259,183	199,271	225,629	181,349	190,607

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,097	1,933	2,194	1,947	2,269
Interest credited to account balances	168,141	115,953	132,245	86,572	101,845
Amortization of deferred sales inducements	9,124	7,748	8,231	6,843	6,575
Interest expense on notes payable	3,793	3,820	3,737	3,960	3,909
Interest expense on subordinated debentures	5,614	5,589	5,238	5,796	5,402
Interest expense on amounts due under repurchase agreements	3,060	4,018	7,603	10,997	8,532
Amortization of deferred policy acquisition costs	28,405	25,656	27,185	26,635	24,473
Other operating costs and expenses	14,083	11,411	10,780	9,527	9,931
Total benefits and expenses	234,317	176,128	197,213	152,277	162,936

Operating income before income taxes	24,866	23,143	28,416	29,072	27,671
Income tax expense	8,539	8,010	9,650	10,193	9,720

Operating income (a)	16,327	15,133	18,766	18,879	17,951
Realized gains (losses) on investments, net of offsets	11	374	417	(177)	214
Income tax contingency	–	–	(384)	384	–
Net effect of SFAS 133	8,251	(5,580)	385	(9,669)	24,746

Net income	$24,589	$9,927	$19,184	$9,417	$42,911

Operating income per common share (a)	$0.29	$0.27	$0.34	$0.34	$0.32
Operating income per common share – assuming dilution (a)	$0.28	$0.26	$0.32	$0.32	$0.30

Earnings per common share	$0.43	$0.18	$0.34	$0.17	$0.77
Earnings per common share – assuming dilution	$0.41	$0.17	$0.32	$0.16	$0.71

Weighted average common shares outstanding (in thousands):
Earnings per common share	57,122	56,693	55,889	55,684	55,644
Earnings per common share - assuming dilution	60,309	60,159	59,926	60,314	60,655

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives, and the impact of an income tax contingency liability.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Capitalization/ Book Value per Share

	June 30, 2007	December 31, 2006
	(Dollars in thousands, except per share data)
Capitalization:
Notes payable	$264,848	$266,383
Subordinated debentures payable to subsidiary trusts	268,298	268,489
Total debt	533,146	534,872

Total stockholders’ equity	601,703	595,066

Total capitalization	1,134,849	1,129,938
Accumulated other comprehensive loss (AOCL)	66,282	38,769
Total capitalization excluding AOCL (a)	$1,201,131	$1,168,707

Total stockholders’ equity	$601,703	$595,066
Accumulated other comprehensive loss	66,282	38,769
Total stockholders’ equity excluding AOCL (a)	$667,985	$633,835

Common shares outstanding (b)	56,855,199	56,144,074

Book Value per Share: (c)
Book value per share including AOCL	$10.58	$10.60
Book value per share excluding AOCL (a)	$11.75	$11.29

Debt-to-Capital Ratios: (d)
Senior debt / Total capitalization	22.1%	22.8%
Adjusted debt / Total capitalization	30.2%	31.3%

(a)
Total capitalization, total stockholders’ equity and book value per share excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of AOCL.  Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments caused principally by changes in market interest rates, we believe these non-GAAP financial measures provide useful supplemental information.

(b)	Common shares outstanding include shares held by the NMO Deferred Compensation Trust.

(c)
Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity  excluding AOCL divided by the total number of shares of common stock outstanding.

(d)
Debt-to-capital ratios are computed using total capitalization excluding AOCL.  Adjusted debt includes notes payable and the portion of the total subordinated debentures payable to subsidiary trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization including AOCL.

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Annuity Deposits by Product Type

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006
Product Type____________	(Dollars in thousands)
Index Annuities:
Index Strategies	$756,851	$695,019	$1,160,467
Fixed Strategy	278,372	340,622	626,791
	1,035,223	1,035,641	1,787,258
Fixed Rate Annuities:
Single-Year Rate Guaranteed	28,094	44,063	76,164
Multi-Year Rate Guaranteed	3,672	2,682	6,544
	31,766	46,745	82,708

Total before coinsurance ceded	1,066,989	1,082,386	1,869,966
Coinsurance ceded	1,075	1,834	2,859

Net after coinsurance ceded	$1,065,914	$1,080,552	$1,867,107

Surrender Charge Protection and Account Values by Product Type

Annuity Surrender Charges and Net (of coinsurance) Account Values at June 30, 2007

	Surrender Charge			Net Account Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Index Annuities	14.0	11.4	14.9%	$9,764,740	82.1%
Single-Year Fixed Rate Guaranteed Annuities	10.6	5.6	8.6%	1,598,946	13.4%
Multi-Year Fixed Rate Guaranteed Annuities	6.9	3.2	6.0%	537,218	4.5%

Total	13.2	10.2	13.6%	$11,900,904	100.0%

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$187,996	$80,138
0.0% < 2.0%	15,107	1,009
2.0% < 3.0%	80,368	11,367
3.0% < 4.0%	30,059	26,168
4.0% < 5.0%	122,959	79,151
5.0% < 6.0%	32,809	45,594
6.0% < 7.0%	172,551	263,394
7.0% < 8.0%	281,138	387,269
8.0% < 9.0%	287,478	482,514
9.0% < 10.0%	328,313	470,636
10.0% or greater	597,386	7,917,500
	$2,136,164	$9,764,740

	Fixed and	Weighted
	Index	Average
	Annuities	Surrender
	Account Value	Charge
	(Dollars in thousands)
SURRENDER CHARGE EXPIRATION BY YEAR
Out of Surrender Charge	$268,134	0.00%
2007	67,441	3.62%
2008	121,842	4.56%
2009	385,490	7.22%
2010	444,886	6.58%
2011	411,056	7.09%
2012	612,237	7.85%
2013	725,883	8.36%
2014	666,170	9.75%
2015	622,748	11.75%
2016	806,905	12.84%
2017	963,400	13.59%
2018	741,336	14.38%
2019	411,575	14.48%
2020	605,408	15.75%
2021	675,505	17.22%
2022	1,326,715	19.05%
2023	1,760,093	19.79%
2024	284,080	20.00%
	$11,900,904	13.54%

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$1,833,897	$9,632,907
Multi-year (3 - 5 years)	302,267	131,833
	$2,136,164	$9,764,740

ULTIMATE MINIMUM GUARANTEE RATE (3):
2.00%	$–	$1,529
2.20%	5,186	92,580
2.25%(3)	247,298	2,733,305
3.00%	1,785,295	5,335,341
3.50%(4)	–	1,601,985
4.00%	98,385	–
	$2,136,164	$9,764,740

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (5) (6):
No differential	$92,925	$–
›0.0%-0.5%	1,366,475	1,088,494
›0.5%-1.0%	354,566	1,212,863
›1.0%-1.5%	172,624	127,272
›1.5%-2.0%	28,277	260
›2.0%-2.5%	64,359	1,210
›2.5%-3.0%	26,711	862
Greater than 3.0%	30,227	–
Index strategies	–	7,333,779
	$2,136,164	$9,764,740

(1)	In addition, $1,363,679 (64%) of the Fixed Annuities Account Value have market value adjustment protection.
(2)
The contract features for substantially all of the Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money.  The contract features for less than .5% of the Index Annuities Account Value are reset every two years.

(3)	Products have a guarantee of 2.25% for the first 10 years, and 3.00% thereafter.
(4)
Rates applicable to the minimum guaranteed surrender value are 3.50% for the first 5 years, and 3.00% thereafter (applied to less than 100% of the annuity deposits received).  Minimum guaranteed rates for amounts allocated to the fixed rate strategy are 2.25% for the first 10 years, and 3.00% thereafter.

(5)	Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.
(6)
Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period.  The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 153 basis points.

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Spread Results

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006
Average yield on invested assets	6.09%	6.13%	6.14%
Cost of Money
Aggregate	3.38%	3.46%	3.41%
Average net cost of money for index annuities	3.34%	3.27%	3.28%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.27%	3.25%	3.25%
Multi-year rate guaranteed	4.22%	5.12%	4.81%

Investment spread:
Aggregate	2.71%	2.67%	2.73%
Index annuities	2.75%	2.86%	2.86%
Fixed rate annuities:
Annually adjustable	2.82%	2.88%	2.89%
Multi-year rate guaranteed	1.87%	1.01%	1.33%

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Summary of Invested Assets

	June 30, 2007		December 31, 2006
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

Fixed maturity securities:
United States Government full faith and credit	$2,703	–	$2,746	–
United States Government sponsored agencies	8,017,342	66.2%	7,966,485	70.0%
Public utilities	133,385	1.1%	137,461	1.2%
Corporate securities	912,319	7.5%	643,850	5.6%
Redeemable preferred stocks	176,311	1.5%	135,933	1.2%
Mortgage and asset-backed securities:
Government	75,257	0.6%	67,883	0.6%
Non-Government	532,250	4.4%	350,817	3.1%
Total fixed maturity securities	9,849,567	81.3%	9,305,175	81.7%
Equity securities	78,949	0.7%	45,512	0.4%
Mortgage loans on real estate	1,771,625	14.6%	1,652,757	14.5%
Derivative instruments	412,289	3.4%	381,601	3.4%
Policy loans	428	–	419	–
	$12,112,858	100.0%	$11,385,464	100.0%

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Credit Quality of Fixed Maturity Securities

		June 30, 2007		December 31, 2006
NAIC Designation	Rating Agency Equivalent	Carrying Amount	Percent	Carrying Amount	Percent
		(Dollars in thousands)

1	Aaa/Aa/A	$8,947,008	90.8%	$8,643,440	92.9%
2	Baa	792,057	8.0%	556,218	6.0%
3	Ba	84,844	0.9%	88,896	0.9%
4	B	25,658	0.3%	12,022	0.1%
5	Caa and lower	–	–	–	–
6	In or near default	–	–	4,599	0.1%
		$9,849,567	100.0%	$9,305,175	100.0%

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Mortgage Loans by Region and Property Type

	June 30, 2007		December 31, 2006
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Geographic distribution
East	$414,718	23.4%	$364,977	22.1%
Middle Atlantic	122,198	6.9%	115,930	7.0%
Mountain	283,609	16.0%	267,808	16.2%
New England	44,928	2.5%	43,228	2.6%
Pacific	123,749	7.0%	132,085	8.0%
South Atlantic	307,787	17.4%	299,373	18.1%
West North Central	335,250	18.9%	290,592	17.6%
West South Central	139,386	7.9%	138,764	8.4%
	$1,771,625	100.0%	$1,652,757	100.0%

Property type distribution
Office	$539,867	30.5%	$508,093	30.7%
Medical Office	92,260	5.2%	78,147	4.7%
Retail	410,928	23.2%	389,534	23.6%
Industrial/Warehouse	400,535	22.6%	381,248	23.1%
Hotel	97,439	5.5%	71,510	4.3%
Apartments	86,346	4.9%	91,190	5.5%
Mixed use/other	144,250	8.1%	133,035	8.1%
	$1,771,625	100.0%	$1,652,757	100.0%

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Shareholder Information

Corporate Offices:

American Equity Investment Life Holding Company
5000 Westown Parkway Suite 440
West Des Moines, IA 50266

Inquiries:

D.J. Noble, Chairman
(515) 457-1703, dnoble@american-equity.com

Debra J. Richardson, Senior Vice President
(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman
(515) 457-1813, jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”

				Dividend
2007	High	Low	Close	Declared
First Quarter	$14.07	$12.17	$13.13	$0.00
Second Quarter	$13.97	$11.37	$12.08	$0.00

2006
First Quarter	$14.34	$12.76	$14.34	$0.00
Second Quarter	$14.60	$10.66	$10.66	$0.00
Third Quarter	$12.55	$10.07	$12.27	$0.00
Fourth Quarter	$13.44	$11.90	$13.03	$0.05

2005
First Quarter	$12.92	$10.14	$12.79	$0.00
Second Quarter	$12.79	$10.08	$11.88	$0.00
Third Quarter	$11.96	$10.41	$11.35	$0.00
Fourth Quarter	$13.06	$10.83	$13.05	$0.04

Transfer Agent:

Computershare Trust Company, N.A.
P.O. Box 43010
Providence, RI 02940-0310
Phone: (877) 282-1169
Fax: (781) 575-2723
www.computershare.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Julie L. LaFollette, Investor Relations, at (515) 273-3602 or by visiting our web site at www.american-equity.com.

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2007

Research Analyst Coverage

Steven Schwartz
Raymond James & Associates, Inc.
(312) 612-7686
steven.schwartz@raymondjames.com

Mark Finkelstein
Cochran Caronia Waller
(312) 425-4079
mfinkelstein@ccwco.com

Richard Sbaschnig
Oppenheimer & Co., Inc.
(212) 668-4474
richard.sbaschnig@opco.com

Elizabeth C. Malone
KeyBanc Capital Markets
(917) 368-2230
bmalone@keybanccm.com

Keith F. Walsh
Citigroup Investment Research
(212) 816-5452
keith.f.walsh@citigroup.com

Randy Binner
Friedman, Billings, Ramsey & Co., Inc.
(703) 312-1890
rbinner@fbr.com